UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2024, CleanSpark, Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with Dr. Thomas Wood (the “Purchaser”), an independent member of the board of directors of the Company (the “Board”), pursuant to which the Company agreed to issue and sell one million (1,000,000) shares of the Company’s Series X Preferred Stock, par value $0.001 per share (the “Series X Preferred Stock”), to the Purchaser for an aggregate purchase price of $1,000. The sale closed on August 30, 2024. The shares of Series X Preferred Stock were issued to the Purchaser in connection with the special meeting of the stockholders of the Company (the “Special Meeting”), which has been called by the Board for the purpose of approving an amendment to the Company’s First Amended and Restated Articles of Incorporation, as amended, to effectuate an increase in the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) authorized for issuance from 300,000,000 shares to 600,000,000 shares (the “Authorized Share Increase”), as disclosed in the preliminary proxy statement filed today with the Securities and Exchange Commission in connection with the Special Meeting. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series X Preferred Stock is contained under the heading “Certificate of Designation” in Item 5.03 of this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties. The Subscription Agreement also provides that the Purchaser shall (a) attend any meeting of the stockholders of the Company upon which the Authorized Stock Increase (as defined below) is scheduled to be voted, (b) vote the Series X Preferred Stock with regard to the Authorized Stock Increase in the manner set forth in the Certificate of Designation (as defined below) and (c) upon request by the Company, grant an irrevocable proxy to vote the Series X Preferred Stock in accordance with the foregoing to a designee of the Company.

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of such document, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report is incorporated by reference herein. Based in part upon the representations of the Purchaser in the Subscription Agreement, the offering and sale of the Series X Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained under the heading “Certificate of Designation” in Item 5.03 of this Report is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On August 30, 2024, the Company filed a certificate of designation (the “Certificate of Designation”) with the Nevada Secretary of State, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of Series X Preferred Stock. The Certificate of Designation provides that each share of Series X Preferred Stock will have 1,000 votes and will vote together with the outstanding shares of Common Stock, and Series A preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), as a single class, exclusively with respect to any proposal to increase the number of shares of Common Stock that the Company is authorized to issue, together with any ancillary, administrative or related matters necessary or advisable in connection with the implementation of such increase (as determined by the Board in its sole discretion), including, without limitation, the amendment of the Company’s First Amended and Restated Articles of Incorporation, as amended, to effectuate the Authorized Stock Increase, and shall not be entitled to vote on any other matter. The Series X Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as the aggregate votes cast by holders of Common Stock and Series A Preferred Stock (excluding any shares of Common Stock and Series A Preferred Stock that are not voted “for” or “against” the Authorized Stock Increase for any reason, including, without limitation, any abstentions or broker non-votes). The Series X Preferred Stock otherwise has no other voting rights, including in respect of any other proposal, except as otherwise mandated by applicable law. The voting power attributable to the Series X Preferred Stock will be disregarded for purposes of determining whether a quorum is present at the Special Meeting, and the establishment of a quorum at the Special Meeting will be determined only with reference to the Common Stock and Series A Preferred Stock.

The Series X Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series X Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, change-of-control, dissolution or winding up of the Company, in each case whether voluntarily or involuntarily. The Series X Preferred Stock will not entitle its holder to receive dividends of any kind.

The outstanding shares of Series X Preferred Stock will be redeemed in whole, but not in part, upon the earlier to occur of (i) the order of the Board in its sole discretion, automatically and effective at such date and time as is determined and specified by the Board in its sole discretion, and (ii) automatically and effective immediately after the publishing or announcement by the Company of the final results of a stockholder vote on the Authorized Stock Increase. Upon such redemption, the holder of the Series X Preferred Stock will receive aggregate consideration of $1,000 (i.e., only such holder’s original purchase price).

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of such document, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Amendment to First Amended and Restated Bylaws

As of August 28, 2024, the Board approved the amendment of the Company’s First Amended and Restated Bylaws, effective as of August 28, 2024 (the “Bylaws Amendment”), to reduce the quorum required for the transaction of business at stockholder meetings from the holders of at least a majority of the voting power of the Company’s outstanding shares of capital stock to the holders of at least one-third (1/3) of the collective voting power of the Company’s outstanding shares of capital stock. The Board approved the Bylaws Amendment to lower the risk of failing to achieve the required quorum for any stockholder meetings (including the Special Meeting at which the Authorized Share Increase will be considered), which failure would require the Company to adjourn such meetings and therefore cause the Company to incur additional costs, such as proxy solicitation costs, and suffer other potential disruptions to its business and distraction for management.

The foregoing description of the Bylaws Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Bylaws Amendment, a copy of which is filed as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series X Preferred Stock

3.2	First Amendment to First Amended and Restated Bylaws of CleanSpark, Inc.

10.1	Subscription and Investment Representation Agreement, dated August 30, 2024, by and between CleanSpark, Inc. and Thomas L. Wood

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date: August 30, 2024	By:	/s/ Gary Vecchiarelli
Gary Vecchiarelli, Chief Financial Officer